                                                                   Exhibit 10.71

                                                                  EXECUTION COPY


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                                 $1,500,000,000


                           REVOLVING CREDIT AGREEMENT


                                      among


                             HOMESIDE LENDING, INC.
                                  as Borrower,


                               The Several Lenders
                        from Time to Time Parties Hereto,


                             BANK OF AMERICA, N.A.,
                       DEUTSCHE BANK AG, NEW YORK BRANCH
                                       and
                        NATIONAL AUSTRALIA BANK LIMITED,


                              as Syndication Agents


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                          Dated as of October 16, 2000



            CHASE SECURITIES, INC. as Lead Arranger and Book Manager


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


                                TABLE OF CONTENTS

                                                                                                                PAGE


SECTION 1.   DEFINITIONS..........................................................................................1
         1.1.   DEFINED TERMS.....................................................................................1
         1.2.   OTHER DEFINITIONAL PROVISIONS....................................................................15

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS.....................................................................16
         2.1.   REVOLVING COMMITMENTS............................................................................16
         2.2.   PROCEDURE FOR REVOLVING LOAN BORROWING...........................................................16
         2.3.   SWINGLINE COMMITMENT.............................................................................17
         2.4.   PROCEDURE FOR SWINGLINE BORROWING; REFUNDING OF SWINGLINE LOANS..................................17
         2.5.   FACILITY FEES, ETC...............................................................................18
         2.6.   TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS................................................19
         2.7.   COMPETITIVE BID PROCEDURE........................................................................19
         2.8.   OPTIONAL PREPAYMENTS.............................................................................21
         2.9.   CONVERSION AND CONTINUATION OPTIONS..............................................................22
         2.10.  LIMITATIONS ON EURODOLLAR TRANCHES...............................................................22
         2.11.  INTEREST RATES; PAYMENT DATES; EVIDENCE OF DEBT..................................................22
         2.12.  COMPUTATION OF INTEREST AND FEES.................................................................23
         2.13.  INABILITY TO DETERMINE INTEREST RATE.............................................................23
         2.14.  PRO RATA TREATMENT AND PAYMENTS..................................................................24
         2.15.  REQUIREMENTS OF LAW..............................................................................25
         2.16.  TAXES............................................................................................26
         2.17.  INDEMNITY........................................................................................28
         2.18.  CHANGE OF LENDING OFFICE.........................................................................28
         2.19.  REPLACEMENT OF LENDERS...........................................................................29
         2.20.  OPTIONAL COMMITMENT INCREASE.....................................................................29

SECTION 3.   REPRESENTATIONS AND WARRANTIES......................................................................31
         3.1.   FINANCIAL CONDITION..............................................................................31
         3.2.   NO CHANGE........................................................................................31
         3.3.   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.........................................................31
         3.4.   CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS..........................................32
         3.5.   NO LEGAL BAR.....................................................................................32
         3.6.   NO MATERIAL LITIGATION...........................................................................32
         3.7.   NO DEFAULT.......................................................................................32
         3.8.   OWNERSHIP OF PROPERTY; LIENS.....................................................................32
         3.9.   INTELLECTUAL PROPERTY............................................................................33
         3.10.  TAXES............................................................................................33
         3.11.  FEDERAL REGULATIONS..............................................................................33
         3.12.  ERISA............................................................................................33
         3.13.  INVESTMENT COMPANY ACT; OTHER REGULATIONS........................................................33
         3.14.  SUBSIDIARIES.....................................................................................34
         3.15.  PURPOSE OF LOANS.................................................................................34

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
         3.16.   ENVIRONMENTAL MATTERS...........................................................................34
         3.17.   DISCLOSURE......................................................................................35

SECTION 4.   CONDITIONS PRECEDENT................................................................................35
         4.1.   CONDITIONS TO INITIAL EXTENSION OF CREDIT........................................................35
         4.2.   CONDITIONS TO EACH EXTENSION OF CREDIT...........................................................36

SECTION 5.   AFFIRMATIVE COVENANTS...............................................................................36
         5.1.   FINANCIAL STATEMENTS.............................................................................36
         5.2.   CERTIFICATES; OTHER INFORMATION..................................................................37
         5.3.   PAYMENT OF OBLIGATIONS...........................................................................37
         5.4.   MAINTENANCE OF EXISTENCE; COMPLIANCE.............................................................37
         5.5.   MAINTENANCE OF PROPERTY; INSURANCE; RISK MANAGEMENT..............................................38
         5.6.   INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS...........................................38
         5.7.   NOTICES..........................................................................................38
         5.8.   ENVIRONMENTAL LAWS...............................................................................39
         5.9.   MAINTENANCE OF AGENCY STATUS.....................................................................39

SECTION 6.   NEGATIVE COVENANTS..................................................................................40
         6.1.   FINANCIAL CONDITION COVENANTS....................................................................40
         6.2.   INDEBTEDNESS.....................................................................................40
         6.3.   LIENS............................................................................................40
         6.4.   FUNDAMENTAL CHANGES..............................................................................42
         6.5.   LIMITATION ON SALE OF ASSETS.....................................................................42
         6.6.   RESTRICTED PAYMENTS..............................................................................42
         6.7.   LIMITATION ON INVESTMENTS, LOANS AND ADVANCES....................................................42
         6.8.   TRANSACTIONS WITH AFFILIATES.....................................................................43
         6.9.   CHANGES IN FISCAL PERIODS........................................................................43
         6.10.   LINES OF BUSINESS...............................................................................43

SECTION 7.   EVENTS OF DEFAULT...................................................................................43

SECTION 8.   THE AGENTS..........................................................................................46
         8.1.   APPOINTMENT......................................................................................46
         8.2.   DELEGATION OF DUTIES.............................................................................46
         8.3.   EXCULPATORY PROVISIONS...........................................................................46
         8.4.   RELIANCE BY ADMINISTRATIVE AGENT.................................................................46
         8.5.   NOTICE OF DEFAULT................................................................................47
         8.6.   NON-RELIANCE ON AGENTS AND OTHER LENDERS.........................................................47
         8.7.   INDEMNIFICATION..................................................................................48
         8.8.   AGENT IN ITS INDIVIDUAL CAPACITY.................................................................48
         8.9.   SUCCESSOR ADMINISTRATIVE AGENT...................................................................48
         8.10.  OTHER AGENTS.....................................................................................49

SECTION 9.   MISCELLANEOUS.......................................................................................49
         9.1.   AMENDMENTS AND WAIVERS...........................................................................49
         9.2.   NOTICES..........................................................................................49

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
         9.3.   NO WAIVER; CUMULATIVE REMEDIES...................................................................50
         9.4.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................................................50
         9.5.   PAYMENT OF EXPENSES AND TAXES....................................................................50
         9.6.   SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS...........................................51
         9.7.   ADJUSTMENTS; SET-OFF.............................................................................54
         9.8.   COUNTERPARTS.....................................................................................54
         9.9.   SEVERABILITY.....................................................................................55
         9.10.  INTEGRATION......................................................................................55
         9.11.  GOVERNING LAW....................................................................................55
         9.12.  SUBMISSION TO JURISDICTION; WAIVERS..............................................................55
         9.13.  ACKNOWLEDGEMENTS.................................................................................55
         9.14.  CONFIDENTIALITY..................................................................................56
         9.15.  WAIVERS OF JURY TRIAL............................................................................56


SCHEDULES:

1.1                        Commitments
3.1A                       Certain Contingent Liabilities
3.1B                       Certain Sales, Transfers or Dispositions
3.4                        Consents
3.6                        Material Litigation
3.14                       Subsidiaries
6.3(j)                     Existing Liens
6.8                        Transactions with Affiliates

EXHIBITS:

A                          Form of Closing Certificate
B                          Form of Assignment and Acceptance
C-1                        Form of Legal Opinion of Sullivan & Cromwell
C-2                        Form of Legal Opinion of Robert Jacobs, Esq.
D-1                        Form of Revolving Loan Note
D-2                        Form of Competitive Loan Note
D-3                        Form of Swingline Loan Note
E                          Form of Exemption Certificate
F                          Form of Commitment Increase Supplement
G                          Form of New Lender Supplement

     CREDIT AGREEMENT, dated as of October 16, 2000, among HOMESIDE LENDING, INC., a Florida corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), BANK OF AMERICA, N.A., DEUTSCHE BANK AG, NEW YORK BRANCH AND NATIONAL AUSTRALIA BANK LIMITED, as syndication agents (in such capacities, the "SYNDICATION AGENTS") CHASE SECURITIES, INC., as lead arranger and book manager (in such capacity, the "ARRANGER"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

     The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

     1.1. DEFINED TERMS. As used in this Agreement, the terms listed in this
SECTION 1.1 shall have the respective meanings set forth in this SECTION 1.1.

     "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ABR LOANS": Loans the rate of interest applicable to which is based upon the ABR.

     "ACCOUNTS RECEIVABLE": that dollar amount shown as such on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "ADJUSTMENT DATE": as defined in the Pricing Grid.

     "ADMINISTRATIVE AGENT": The Chase Manhattan Bank.

     "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "AGENCY": FHLMC, FNMA or GNMA.

     "AGENTS": the collective reference to the Syndication Agents and the Administrative Agent.

     "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to the amount of such Lender's Revolving Commitment then in effect or, after the Revolving Termination Date or if the Revolving Commitments have otherwise been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

     "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

     "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

     "APPLICABLE FINANCIAL TEST DATE" : at any time, the last day of the most recent fiscal quarter of the Borrower ended prior to such time.

     "APPLICABLE MARGIN": for Eurodollar Loans (other than Eurodollar Competitive Loans) prior to the Revolving Termination Date, 0.23% per annum.

     "APPROVED FUND": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "APPROVED SECURITIES OFFERING": a proposed offering of securities by the Borrower or an Affiliate of the Borrower secured or otherwise supported in whole or part by Mortgage Loans and/or Mortgage-Backed Securities, for which the following statements are true, unless otherwise waived in writing by the Required Lenders:

     1. the Borrower or such Affiliate, as applicable, has filed and made effective a registration statements with the SEC covering the offering of the proposed securities;

     2. the Borrower or such Affiliate, as applicable, has obtained all permits, exemptions and licenses necessary to effect such offering;

     3. such offering has been priced and is the subject of a firm underwriting commitment;

     4. such securities qualify as "mortgage-related securities" under Section 3(a)(41) of the Securities Exchange Act of 1934, as amended; and

     5. in the reasonably anticipated course of events, the Borrower or such Affiliate, as applicable, is expected to obtain a rating in one of the two highest categories available for securities of a like nature from the rating agency rating such securities.

     "ASSIGNEE": as defined in SECTION 9.6(c).

     "ASSIGNMENT AND ACCEPTANCE": an Assignment and Acceptance, substantially in the form of Exhibit B.

     "ASSIGNOR": as defined in SECTION 9.6(c).

     "AVAILABLE REVOLVING COMMITMENT": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding.

     "BENEFITTED LENDER": as defined in SECTION 9.7(a).

     "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "BORROWER": as defined in the preamble hereto.

     "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

     "BUSINESS": as defined in SECTION 3.16(b).

     "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

     "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

     "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "CASH": at any date the dollar amount of "Cash" of the Borrower set forth in the balance sheet of the Borrower as of the most recent Applicable Financial Test Date.

     "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized or licensed under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

     "CLOSING DATE": the date on which the conditions precedent set forth in
SECTION 4.1 shall have been satisfied, which date is October 16, 2000.

     "CODE": the Internal Revenue Code of 1986, as amended from time to time.

     "COMMITMENT": as to any Lender, the Revolving Commitment of such Lender.

     "COMMITMENT INCREASE DATE": as defined in SECTION 2.20.

     "COMMITMENT INCREASE SUPPLEMENT": as defined in SECTION 2.20 and which supplement shall be substantially in the form of Exhibit F.

     "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

     "COMPETITIVE BID": an offer by a Lender to make a Competitive Loan in accordance with SECTION 2.7.

     "COMPETITIVE BID RATE": with respect to any Competitive Bid, the margin over the Eurodollar Rate or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "COMPETITIVE BID REQUEST": a request by the Borrower for Competitive Bids in accordance with SECTION 2.7.

     "COMPETITIVE BORROWING": any Eurodollar Competitive Borrowing or Fixed Rate Competitive Borrowing in accordance with SECTION 2.7.

     "COMPETITIVE LOAN": a Loan made pursuant to SECTION 2.7.

     "CONSOLIDATED INTANGIBLES": at any time, all amounts included in Consolidated Net Worth of the Borrower at such time which, in accordance with GAAP, would be classified as intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries, including, without limitation, (a) goodwill (other than negative goodwill), including any amounts (however designated on the balance sheet) representing the cost of acquisitions in excess of underlying net tangible assets, and (b) patents, trademarks, copyrights and other intangibles.

     "CONSOLIDATED NET WORTH": at any time, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries as at such time.

     "CONSOLIDATED TANGIBLE NET WORTH": at any date, an amount equal to (a) Consolidated Net Worth at such date LESS (b) Consolidated Intangibles at such date.

     "CONSOLIDATED TOTAL DEBT": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

     "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "DEFAULT": any of the events specified in SECTION 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "DISPOSITION": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

     "DOLLARS" and "$": lawful currency of the United States.

     "EARLY POOL BUYOUT ADVANCES": that dollar amount shown as such on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "ELIGIBLE MORTGAGE ASSETS": the dollar amount of Mortgage Loans Held for Sale or Mortgage Loans Held for Investment, as the case may be, on the balance sheet of the Borrower, but excluding, in any event: (a) Mortgage Loans and Mortgage-Backed Securities which are subject to a Lien other than a Lien that is permitted under SECTION 6.3 and that secures Indebtedness included in Total Debt, (b) Mortgage Loans secured by properties which are not 1-4 family residential properties, and (c) Mortgage Loans deemed to be unsaleable by the Borrower.

     "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may now or at any time hereafter be in effect.

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Reference Lender is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "EURODOLLAR COMPETITIVE BORROWING": any borrowing by the Borrower of Eurodollar Competitive Loans pursuant to the terms of this Agreement.

     "EURODOLLAR COMPETITIVE LOAN": a Competitive Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

     "EURODOLLAR LOAN": a Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

     "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements


     "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

     "EVENT OF DEFAULT": any of the events specified in SECTION 7; PROVIDED, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "EXISTING CREDIT AGREEMENT": the Credit Agreement dated as of October 18, 1999 among the Borrower, the Lenders (as defined therein) from time to time party thereto, Bank of America, N.A., Deutsche Bank AG, New York Branch and Morgan Guaranty Trust Company of New York, as Syndication Agents, National Australia Bank Limited, as Senior Managing Agent and Co-Arranger, and The Chase Manhattan Bank as Administrative Agent.

     "FACILITY FEE RATE": 0.07% per annum.

     "FEDERAL FUNDS EFFECTIVE RATE": (i) for the first day of an ABR Loan or Swingline Loan, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately the time the Borrower requests such ABR Loan or Swingline Loan, for Dollar deposits in immediately available funds, for a period and in an amount comparable to the principal amount of such ABR Loan or Swingline Loan, as the case may be, and
(ii) for each day of such ABR Loan or Swingline Loan thereafter, or for any other amount hereunder which bears interest at the ABR, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately 2:00 p.m. New York City time on such day for Dollar deposits in immediately available funds, for a period and in an amount comparable to the principal amount of such ABR Loan, Swingline Loan or other amount, as the case may be; in the case of both clauses (i) and (ii), as determined by the Administrative Agent and rounded upwards, if necessary, to the nearest 1/100 of 1%.

     "FHA": the Federal Housing Administration and any successor thereto.

     "FHLMC": Freddie Mac and any successor thereto.

     "FIXED RATE": with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

     "FIXED RATE COMPETITIVE BORROWING": any borrowing by the Borrower of Fixed Rate Competitive Loans pursuant to the terms of this Agreement.

     "FIXED RATE COMPETITIVE LOAN": a Competitive Loan bearing interest at a Fixed Rate.

     "FNMA": Fannie Mae and any successor thereto.

     "FUNDING OFFICE": the office of the Administrative Agent specified in
SECTION 9.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

     "GAAP": generally accepted accounting principles in the United States as in effect from time to time, except that for purposes of SECTION 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in SECTION 3.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

     "GNMA": the Government National Mortgage Association and any successor thereto.

     "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

     "HEDGING AGREEMENT": any interest rate protection agreement, interest rate option, interest rate cap or other interest rate hedge agreement entered into by the Borrower or any of its Subsidiaries providing to the Borrower or any of its Subsidiaries protection against changes in interest rates.

     "HEDGE CONTRACT": in respect of any Mortgage Loans, Mortgage-Backed Securities or servicing rights for Mortgage Loans, a contract to buy or sell an instrument on the futures market, cash forward market, private investor whole-loan market or options market, or an option or financial future purchased over the counter for future delivery of such instrument, in respect of interest rate risks associated with such Mortgage Loans, Mortgage-Backed Securities and servicing rights.

     "HEDGE TERMINATION OBLIGATION": any termination amount or other amount payable by the Borrower or any of its Subsidiaries upon the early termination, by reason of the occurrence of a default or other termination event thereunder, of any interest rate protection agreement, interest rate option, interest rate cap or other interest rate hedge arrangement providing to the Borrower or any of its Subsidiaries protection against changes in interest rates.

     "HUD": The Department of Housing and Urban Development and any successor thereto.

     "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party (or its equivalent) under acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all preferred Capital Stock of such Person redeemable at the option of the holders thereof or containing mandatory redemption or other payment provisions that could require any cash or asset payment or distribution prior to the date that is one year after the Maturity Date, (h) all indebtedness of others assumed or guaranteed by such Person or in respect of which such Person is secondarily or contingently liable, (i) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, and (j) for the purposes of SECTIONS 5.7(b), 6.2 and 7(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

     "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "INSOLVENT": pertaining to a condition of Insolvency.

     "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last Business Day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each Business Day that is three months, or a whole multiple thereof, after the first Business Day of such Interest Period and the last Business Day of such Interest Period, (d) as to any Swingline Loan, the date of any repayment or prepayment made in respect thereof, and (e) with respect to any Fixed Rate Competitive Loan, the last Business Day of the Interest Period applicable to such Loan as specified and accepted in the applicable Competitive Bid Request and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each Business Day prior to the last Business Day of such Interest Period that occurs at intervals of 90 days' duration after the first Business Day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

          "INTEREST PERIOD": (a) as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               1. if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               2. the Borrower may not select an Interest Period that would extend beyond the Maturity Date (or, in the case of Eurodollar Competitive Loans, the Revolving Termination Date);

               3. any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               4. the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

          (b) with respect to any Fixed Rate Competitive Borrowing, the period (which shall not be less than 7 days or more than 360 days) commencing on the date of such borrowing and ending on the date specified in the applicable Competitive Bid Request; PROVIDED, that (i) if any Interest Period for such Fixed Rate Competitive Borrowing would otherwise end on a day that is not a Business Day, such Interest Period shall extend to the next succeeding Business Day and (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date.

          "LENDERS": as defined in the preamble hereto.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any loan made by any Lender pursuant to this Agreement.

     "LOAN DOCUMENTS": this Agreement and the Notes.

     "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "MATURITY DATE": October 15, 2002.

     "MORTGAGE-BACKED SECURITIES": (a) securities (including, without limitation, participation certificates) guaranteed by GNMA that represent interests in a pool of mortgages, deeds of trusts or other instruments creating a Lien on property which is improved by a completed single dwelling (one-to-four family units), (b) securities (including participation certificates) issued by FNMA or FHLMC that represent interests in such a pool, (c) securities issued under Approved Securities Offerings, and (d) senior tranches of privately-placed securities representing undivided interests in or otherwise supported by such a pool.

     "MORTGAGE LOAN": a residential real estate secured loan, including, without limitation; (a) a promissory note and related deed of trust (or mortgage) and/or security agreements, (b) all guaranties and insurance policies, including, without limitation, all mortgage and title insurance policies and all fire and extended coverage insurance policies with respect thereto, and (c) all right, title and interest of the owner of such loan in the property covered by said deed of trust (or mortgage).

     "MORTGAGE LOANS HELD FOR INVESTMENT": that dollar amount shown as such on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "MORTGAGE LOANS HELD FOR SALE": that dollar amount shown as such on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "MORTGAGE SERVICING RIGHTS": the dollar amount shown as "Mortgage Servicing Rights" on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     "NEW LENDER": as defined in SECTION 2.20(b).

     "NEW LENDER SUPPLEMENT": the agreement made pursuant to SECTION 2.20(b) and which agreement shall be substantially in the form of Exhibit G.

     "NON-EXCLUDED TAXES": as defined in SECTION 2.16(a).

     "NON-U.S. LENDER": as defined in SECTION 2.16(d).

     "NOTES": the collective reference to the promissory notes evidencing Loans.

     "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Agents or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

     "OTHER ASSETS": the dollar amount shown as "Other Assets" on the most recent covenant compliance calculation delivered by the Borrower pursuant to
SECTION 5.2(b) and shall consist of all assets of the Borrower shown on the balance sheet of the Borrower (including servicing hedge investments) as of the most recent Applicable Financial Test Date other than assets included in the calculation of subsections (i) - (vii) of SECTION 6.2(d); PROVIDED, HOWEVER, that in no event shall Other Assets include intangible assets.

     "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

     "PARTICIPANT": as defined in SECTION 9.6(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

     "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "PLAN": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "PRIME RATE": as defined in the definition of "ABR" in this SECTION 1.1.

     "PROPERTY AND EQUIPMENT": the dollar amount shown as "Property, Equipment and Leasehold Improvements" on the balance sheet of the Borrower as of the relevant Applicable Financial Test Date.

     "PROPERTIES": as defined in SECTION 3.16(a).

     "RECEIVABLES": in respect of any transaction at any time, the accounts receivable then owing to the Borrower or its Subsidiaries in respect thereof or any similar contractual right to receive payment arising therefrom and then in effect.

     "REFERENCE LENDER": The Chase Manhattan Bank.

     "REFUNDED SWINGLINE LOANS": as defined in SECTION 2.4(b).

     "REGISTER": as defined in SECTION 9.6(d).

     "REGULATION U": Regulation U of the Board as in effect from time to time.

     "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. 4043.

     "REQUIRED LENDERS": at any time, the holders of more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

     "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

     "RESTRICTED PAYMENTS": as defined in SECTION 6.6.

     "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender to make Revolving Loans and participate in Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $1,500,000,000.

     "REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Termination Date.

     "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

     "REVOLVING LENDER": each Lender that has a Revolving Commitment or that holds Revolving Loans.

     "REVOLVING LOANS": as defined in SECTION 2.1(a).

     "REVOLVING PERCENTAGE": as to any Revolving Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding).

     "REVOLVING TERMINATION DATE": October 15, 2001.

     "SEC": the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

     "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

     "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity more than fifty percent (50%) of the stock or other ownership interests of which having by the terms thereof ordinary voting power to vote for the election of directors, managers or trustees of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) shall, at the time as of which any determination is being made, be owned, either directly and/or through Subsidiaries of such Person.

     "SWINGLINE COMMITMENT": the obligation of each Swingline Lender to make Swingline Loans pursuant to SECTION 2.3 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on
Schedule 1.1 under "Swingline Commitment". The aggregate Swingline Commitments shall not exceed $300,000,000.

     "SWINGLINE LENDER": each of The Chase Manhattan Bank, Bank of America, N.A., Deutsche Bank AG, New York Branch, Bank One, NA (Main Office-Chicago) and such additional Lenders, if any, having a Swingline Commitment on Schedule 1.1 under "Swingline Commitment".

     "SWINGLINE LOANS": as defined in SECTION 2.3(a).

     "SWINGLINE PARTICIPATION AMOUNT": as defined in SECTION 2.4(c).

     "TOTAL DEBT": all Indebtedness of the Borrower and its Subsidiaries described in clause (a), (c) or (e) of the definition thereof.

     "TOTAL REVOLVING COMMITMENTS": at any time, the aggregate amount of the Revolving Commitments then in effect.

     "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

     "TRANSFEREE": any Assignee or Participant.

     "TYPE": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

     "UNITED STATES": the United States of America.

     "VA": the Veterans Administration or any successor thereto.

     "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

     1.2. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in SECTION 1.1 and accounting terms partly defined in SECTION 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and
(iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

     (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

     2.1. REVOLVING COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans ("REVOLVING LOANS") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender's Revolving Commitment. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; PROVIDED, that the sum of the Total Revolving Extensions of Credit plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Total Revolving Commitments. The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with SECTIONS 2.2 and 2.9.

     (b) The Borrower shall repay all outstanding Revolving Loans on the Maturity Date.

     2.2. PROCEDURE FOR REVOLVING LOAN BORROWING. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day; PROVIDED, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Revolving Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $15,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $15,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof; PROVIDED, that any Swingline Lender may request, on behalf of the Borrower, borrowings under the Revolving Commitments that are ABR Loans in other amounts pursuant to
SECTION 2.4. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its PRO RATA share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. Any borrowing made while any Swingline Loans are outstanding must be in an amount which is sufficient to repay such Swingline Loans, and such Swingline Loans shall be repaid with the proceeds thereof on the date of such borrowing.

     2.3. SWINGLINE COMMITMENT. (a) Subject to the terms and conditions hereof, each Swingline Lender agrees to make a portion of the credit available to the Borrower under the Revolving Commitments from time to time during the Revolving Commitment Period by making Swingline Loans ("SWINGLINE LOANS") to the Borrower; PROVIDED, that the aggregate principal amount of Swingline Loans made by each Swingline Lender outstanding at any time shall not exceed the Swingline Commitment of such Swingline Lender then in effect (notwithstanding that such Swingline Loans outstanding at any time, when aggregated with such Swingline Lender's other outstanding Revolving Loans hereunder, may exceed such Swingline Commitment then in effect) and (ii) the Borrower shall not request, and no Swingline Lender shall make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Revolving Commitment would be less than zero. During the Revolving Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof; PROVIDED, further, that the sum of the Total Revolving Extensions of Credit plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Total Revolving Commitments. Swingline Loans shall bear interest at the rate set forth in SECTION 2.11 applicable thereto.

     (b) The Borrower shall repay all outstanding Swingline Loans on the Revolving Termination Date.

     2.4. PROCEDURE FOR SWINGLINE BORROWING; REFUNDING OF SWINGLINE LOANS. (a) Whenever the Borrower desires that the Swingline Lenders make Swingline Loans it shall give the Swingline Lenders and the Administrative Agent irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lenders not later than 2:00 p.m., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and
(ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Each borrowing under the Swingline Commitment shall be in an amount equal to $2,500,000 or a whole multiple of $1,000,000 in excess thereof. Not later than 3:00 p.m., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lenders shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to their respective pro rata share of the amount of the Swingline Loans so requested. The Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

     (b) Each Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lenders to act on its behalf), on notice given by such Swingline Lender no later than 10:00 a.m., New York City time, request each Revolving Lender to make, and each Revolving Lender hereby agrees to make, a Revolving Loan which will initially be an ABR Loan, in an amount equal to such Revolving Lender's Revolving Percentage of the aggregate amount of the Swingline Loans (the "REFUNDED SWINGLINE LOANS") outstanding on the date of such notice, to repay the Swingline Lenders. Each Revolving Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 3:00 p.m, New York City time, on the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the

Swingline Lenders, pro rata based on their then outstanding Swingline Loans, for application by the Swingline Lenders to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes each Swingline Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Revolving Lenders are not sufficient to repay in full such Refunded Swingline Loans.

     (c) If prior to the time a Revolving Loan would have otherwise been made pursuant to SECTION 2.4(b), one of the events described in SECTION 7(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by any Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by SECTION 2.4(b), each Revolving Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in SECTION 2.4(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to each Swingline Lender an amount (the "SWINGLINE PARTICIPATION AMOUNT") equal to (i) such Revolving Lender's Revolving Percentage TIMES (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans together with accrued interest thereon.

     (d) Whenever, at any time after any Swingline Lender has received from any Revolving Lender such Lender's Swingline Participation Amount, such Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due) in respect of such Swingline Lender's Swingline Loans; PROVIDED, HOWEVER, that in the event that such payment received by such Swingline Lender is required to be returned, such Revolving Lender will return to such Swingline Lender any portion thereof previously distributed to it by such Swingline Lender.

     (e) Each Revolving Lender's obligation to make the Revolving Loans referred to in SECTION 2.4(b) and to purchase participating interests pursuant to SECTION 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or the Borrower may have against any Swingline Lender, the Borrower or any other Person for any reason whatsoever;
(ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in SECTION 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Revolving Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     2.5. FACILITY FEES, UTILIZATION FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a facility fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Facility Fee Rate on the average daily amount of the Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last

Business Day of each March, June, September and December, and on the Revolving Termination Date or any earlier date of termination, commencing on the first of such dates to occur after the date hereof.

     (b) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender and Swingline Lender a utilization fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the rate of 0.05% of the average daily amount of the Revolving Loans and Swingline Loans (which in no instance shall include Competitive Loans) made by such Lender, payable quarterly in arrears on the last Business Day of each March, June, September and December, and on the Revolving Termination Date or any earlier date of termination, commencing on the first of such dates to occur after the date hereof; PROVIDED, that such fee shall be payable only for those days on which the aggregate outstanding principal amount of all Loans outstanding exceeds 50% of the Total Revolving Commitments on such day.

     (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

     2.6. TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which shall promptly notify each of the Lenders), to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; PROVIDED, that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit and the Competitive Loans would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

     2.7. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time during the Revolving Commitment Period the Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED, that the sum of the Total Revolving Extensions of Credit plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the Total Revolving Commitments. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Competitive Loan, not later than 12:00 Noon, New York City time, four Business Days before the date of the proposed borrowing and, in the case of a Fixed Rate Competitive Loan, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; PROVIDED, that the Borrower may submit up to (but not more than) three Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected, and each Competitive Bid Request must refer solely to Eurodollar Competitive Loans or Fixed Rate Competitive Loans. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

               (i) the aggregate amount of the requested borrowing;

               (ii) the date of such borrowing, which shall be a Business Day;

               (iii) whether such borrowing is to be a Eurodollar Competitive Borrowing or a Fixed Rate Competitive Borrowing;

               (iv) the maturity for the Competitive Loans comprising such borrowing, which shall range from 7 to 360 days (but not extend past the Revolving Termination Date); and

               (v) the Interest Period to be applicable to such borrowing, which shall be a period contemplated by the definition of the term "Interest Period".

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Competitive Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the applicable Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Competitive Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the subject borrowing; PROVIDED, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

     (e) The Administrative Agent shall promptly notify (i) each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted and (ii) each other Lender of the amount, Interest Period and Competitive Bid Rate of such Competitive Loan.

     (f) If the entity which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     2.8. OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and prior to 12:00 Noon (New York City time) on the Business Day of such prepayment in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; PROVIDED, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to
SECTION 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans and Swingline Loans shall be in an aggregate principal amount of

$10,000,000 or a whole multiple of $5,000,000 in excess thereof. Notwithstanding the foregoing, Competitive Loans may not be repaid unless otherwise agreed to by the relevant Lender.

     2.9. CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Revolving Loans that are Eurodollar Loans to Revolving Loans that are ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; PROVIDED, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Revolving Loans that are ABR Loans to Revolving Loans that are Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor); PROVIDED, that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

     (b) Any Revolving Loan that is a Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in SECTION 1.1, of the length of the next Interest Period to be applicable to such Loans; PROVIDED, that no such Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations and; PROVIDED FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

     2.10. LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Revolving Loans that are Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that no more than twenty Eurodollar Tranches shall be outstanding at any one time.

     2.11. INTEREST RATES; PAYMENT DATES; EVIDENCE OF DEBT. (a) Subject to clauses (e) and (f) below, each Revolving Loan that is a Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

     (b) Subject to clauses (e) and (f) below, each ABR Loan shall bear interest at a rate per annum equal to the ABR.

     (c) Subject to clauses (e) and (f) below, each Swingline Loan shall bear interest at a rate per annum equal to the Federal Funds Effective Rate plus 0.35%.

     (d) Subject to clause (f) below, each Competitive Loan shall bear interest in accordance with the applicable Competitive Bid Rate.

     (e) Notwithstanding the provisions of the foregoing clauses (a), (b), (c) and (d), all Eurodollar Loans (other than Competitive Loans) which are outstanding on or after the Revolving Termination Date shall bear interest at a rate per annum equal to the Eurodollar Rate plus 0.35%.

     (f) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to this Agreement PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     (g) Interest shall be payable in arrears on each Interest Payment Date; PROVIDED, that interest accruing pursuant to paragraph (f) of this Section shall be payable from time to time on demand.

     (h) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Loans, Competitive Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit D-1, D-2 or D-3, respectively, with appropriate insertions as to date and principal amount.

     2.12. COMPUTATION OF INTEREST AND FEES. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to SECTION 2.11(a).

     2.13. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Revolving Loans that are Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Revolving Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Revolving Loans that are Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

          2.14. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing of Revolving Loans by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any facility fee and any reduction of the Commitments of the Lenders shall be made PRO RATA according to the Revolving Percentages of the Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum equal to the higher of the rate at which such borrowing then bears interest and the daily average Federal Funds Effective Rate in effect for such period (subject, in each case, to SECTION 2.11(d)), on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.15. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by SECTION 2.16 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; PROVIDED, that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and; PROVIDED FURTHER, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16. TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply (if required) with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non- Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

     (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit E and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver successor forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

     (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; PROVIDED, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

     (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.17. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of or conversion to Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto (d) failure by the Borrower to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan or (e) the purchase of any Fixed Rate Competitive Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 and to the extent provided in clause (v) thereof. Such loss will be calculated by determining the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market, as well as any reasonable customary costs, charges or expenses resulting from such circumstance. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

     2.18. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of SECTION 2.15 or 2.16(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and; PROVIDED FURTHER, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to SECTION 2.15 or 2.16(a).

     2.19. REPLACEMENT OF LENDERS. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to SECTION
2.15 or 2.16(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED, that (i) such replacement does not conflict with any Requirement of Law, (ii)) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under SECTION 2.18 so as to eliminate the continued need for payment of amounts owing pursuant to
SECTION 2.15 or 2.16(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under SECTION 2.17 if any Eurodollar Loan or Fixed Rate Competitive Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of SECTION 9.6 (PROVIDED, that the Borrower shall be obligated to pay the registration and processing fee referred to therein), until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to SECTION 2.15 or 2.16(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

     2.20. OPTIONAL COMMITMENT INCREASE(a) The Borrower shall have the right at any time and from time to time to increase the Total Revolving Commitments to an aggregate amount not to exceed $2,500,000,000 (i) by requesting that one or more banks or other financial institutions not a party to this Agreement become a Lender hereunder or (ii) by requesting that any Lender already party to this Agreement increase the amount of such Lender's Commitment; PROVIDED, that the addition of any bank or financial institution pursuant to clause (i) above shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld); provided FURTHER, the Commitment of any bank or other financial institution pursuant to clause (i) above shall be in an aggregate principal amount at least equal to $10,000,000; PROVIDED FURTHER, the amount of the increase of any Lender's Commitment pursuant to clause (ii) above when added to the amount of such Lender's Commitment before the increase, shall be in an aggregate principal amount at least equal to $10,000,000.

     (b) Any additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to clause
(a) of this SECTION 2.20 shall execute a New Lender Supplement (each, a "NEW LENDER SUPPLEMENT") with the Borrower and the Administrative Agent, substantially in the form of Exhibit G. Upon its receipt of a New Lender Supplement executed by an additional bank, financial institution or other entity which elects to become a party to this Agreement and obtain a Commitment pursuant to clause (a) of this SECTION 2.20, together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such New Lender Supplement and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto, whereupon such bank, financial institution or other entity (herein called a "NEW LENDER") shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and
Schedule 1.1 shall be deemed to be amended to add the name and Commitment of such New Lender.

          (c) Any increase in the Total Revolving Commitments pursuant to clause
(a)(ii) of this SECTION 2.20 shall be effective only upon the execution and delivery to the Borrower and the Administrative Agent of a commitment increase supplement in substantially the form of Exhibit F (A "COMMITMENT INCREASE SUPPLEMENT"), which Commitment Increase Supplement shall be delivered to the Administrative Agent not less than five Business Days prior to the Commitment Increase Date and shall specify (i) the amount of any increase in the Commitment of any Lender and (ii) the date such increase is to become effective (THE "COMMITMENT INCREASE DATE").

          (d) Any increase in the Total Revolving Commitments pursuant to this
SECTION 2.20 shall not be effective unless:

               (i) no Default or Event of Default shall have occurred and be continuing on the Commitment Increase Date;

               (ii) each of the representations and warranties made by the Borrower in SECTION 3, or in any certificate delivered pursuant hereto, shall be true and correct in all material respects on the Commitment Increase Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

               (iii) the Administrative Agent shall have received each of (A) a certificate of the corporate secretary or assistant secretary of the Borrower as to the taking of any corporate action necessary in connection with such increase and (B) an opinion or opinions of general counsel to the Borrower as to its corporate power and authority to borrow hereunder after giving effect to such increase and such other matters relating thereto as the Administrative Agent and its counsel may reasonably request.

Each notice requesting an increase in the Total Revolving Commitments pursuant to this SECTION 2.20 shall constitute a certification to the effect set forth in clauses (i) and (ii) of this SECTION 2.20(d).

          (e) No Lender shall at any time be required to agree to a request of the Borrower to increase its Commitment or obligations hereunder.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Agents and the Lenders to enter into this Agreement and the Lenders to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

     3.1. FINANCIAL CONDITION. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1999, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2000, and the related consolidated statements of income and of cash flows for the period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the period then ended (subject to normal year-end adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except for those items set forth on Schedule 3.1A, neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent liability or material liability for taxes, or any material long-term lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as disclosed on Schedule 3.1B, during the period from June 30, 2000 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at June 30, 2000.

     3.2. NO CHANGE. Since September 30, 1999 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

     3.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) has any other valid and current classification under the regulations of each of the Agencies necessary in the normal conduct of its business and (f) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except as set forth on Schedule 3.4, all of which have been duly accomplished and are valid and in full force and effect. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     3.5. NO LEGAL BAR. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     3.6. NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) except as set forth on Schedule 3.6, which could reasonably be expected to have a Material Adverse Effect.

     3.7. NO DEFAULT. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.8. OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property material to the operation of its business, and good title to, or a valid leasehold interest in, all its other property material to the operation of its business, and none of such property is subject to any Lien except as permitted by SECTION 6.3.

     3.9. INTELLECTUAL PROPERTY. Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for where the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     3.10. TAXES. Each of the Borrower and its Subsidiaries has filed or caused to be filed all federal, state income and other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no material tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

     3.11. FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used in a manner that violates Regulation U as now and from time to time hereafter in effect.

     3.12. ERISA. Neither a Reportable Event that reasonably could result in the termination of a Plan (other than a standard termination) or which could have a Material Adverse Effect nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred (other than a standard termination) and no Lien in favor of the PBGC or a Plan has arisen during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

     3.13. INVESTMENT COMPANY ACT; OTHER REGULATIONS. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board) which limits its ability to incur the Loans.

          3.14. SUBSIDIARIES. The Subsidiaries listed on Schedule 3.14 constitute all the Subsidiaries of the Borrower at the date hereof.

          3.15. PURPOSE OF LOANS. The proceeds of the Loans shall be used for general corporate purposes.

          3.16. ENVIRONMENTAL MATTERS. Except to the extent that all of the following, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

               (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "BUSINESS") which could interfere with the continued operation of the Properties.

               (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

               (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

               (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

               (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the

     Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

          3.17. DISCLOSURE. The statements and information contained herein, in any other Loan Document and in any of the information provided to the Administrative Agent or the Lenders in writing (other than financial projections) in connection with this Agreement, taken as a whole, do not contain any untrue statement of any material fact, or omit to state a fact necessary in order to make such statements or information not misleading in any material respect, in each case in light of the circumstances under which such statements were made or information provided as of the date so provided and subject to any information subsequently provided in writing which amends, modifies or corrects the information previously furnished. There is no fact known to the Borrower, other than economic conditions generally, including interest rate risk, that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in such other documents, certificates and written statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                        SECTION 4. CONDITIONS PRECEDENT

          4.1. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The effectiveness of this Agreement and agreement of each Lender to make its Commitment available hereunder is subject to the satisfaction of the following conditions precedent:

          (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1.

          (b) FINANCIAL STATEMENTS. The Lenders shall have received audited consolidated financial statements of the Borrower for the fiscal year ended September 30, 1999.

          (c) FEES. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

          (d) CLOSING CERTIFICATE. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit A, with appropriate insertions and attachments.

          (e) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Sullivan & Cromwell, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit C-1; and

               (ii) the legal opinion of Robert Jacobs, Esq., general counsel of the Borrower and its Subsidiaries, substantially in the form of Exhibit C-2.

          (f) TERMINATION OF EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received evidence reasonably satisfactory to it that, simultaneously herewith, all principal, interest, fees and other amounts owing by the Borrower under the Existing Credit Agreement shall have been paid in full, the Existing Credit Agreement shall have been terminated and all Liens thereunder shall have been terminated and released. Each Lender party hereto which is also a party to the Existing Credit Agreement hereby agrees that any notice of termination required under the Existing Credit Agreement is hereby deemed to have been waived.

          4.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in SECTION 3 shall be true and correct on and as of such date as if made on and as of such date; PROVIDED, HOWEVER, that the representations and warranties made in SECTION 3.2 and SECTION 3.6 shall not be required as conditions to any extension of credit after the Closing Date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions in clauses (a) and (b) of this Section have been satisfied.

                        SECTION 5. AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          5.1. FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each Lender:

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          5.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender):

          (a) concurrently with the delivery of the financial statements referred to in SECTION 5.1(a), a certificate of the chief financial officer or treasurer of the Borrower certifying that no Default or Event of Default exists, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in SECTIONS 5.1(a) and (b), a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, during such period, the Borrower has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and containing calculations in reasonable detail demonstrating compliance with the provisions of SECTIONS 6.1, 6.2 and 6.6 (including the calculation of the amounts included in SECTION 6.2(d));

          (c) within five days after the same are sent, copies of all financial statements and reports which the Borrower may make to, or file with, the SEC or any successor or analogous Governmental Authority;; and

          (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          5.3. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          5.4. MAINTENANCE OF EXISTENCE; COMPLIANCE. (a)(i) Preserve, renew and keep in full force and effect its corporate existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by SECTION 6.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          5.5. MAINTENANCE OF PROPERTY; INSURANCE; RISK MANAGEMENT. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to each Lender, upon written request, full information as to the insurance carried; and maintain a risk management policy with respect to its portfolio of Mortgage Loans and servicing rights designed to reduce fluctuations in the value of its servicing portfolio due to interest rate movements.

          5.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; PROVIDED, that such visits by Lenders shall be coordinated through the Administrative Agent and, when no Event of Default has occurred and is continuing, shall be arranged upon reasonable prior notice during normal working hours and with reasonable efforts to minimize disruption of the normal conduct of business of the Borrower and its Subsidiaries.

          5.7. NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a) the occurrence of any Default or Event of Default promptly after the Borrower has knowledge thereof;

          (b) any (i) default or event of default under any Indebtedness of the Borrower or any of its Subsidiaries in aggregate principal amount in excess of $10,000,000 or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (d) any change in the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole that has had or has a reasonable likelihood of having a Material Adverse Effect.

Each notice pursuant to this SECTION 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          5.8. ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          (c) Defend, indemnify and hold harmless the Agents and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything in this Agreement to the contrary, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          5.9. MAINTENANCE OF AGENCY STATUS. In the case of the Borrower, maintain at all times its status as an FNMA and FHMLC approved seller/servicer, a GNMA approved issuer/servicer, a HUD Direct Endorsement Lender, a VA-approved Lender and an FHA approved lender in good standing to the extent necessary to conduct its normal business.

                         SECTION 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1. FINANCIAL CONDITION COVENANTS. Permit Consolidated Net Worth at the last day of any fiscal quarter to be less than $1 billion (which equals 75% of Consolidated Net Worth at June 30, 2000).

          6.2. INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

          (a) Indebtedness of the Borrower to any Subsidiary;

          (b) obligations of the Borrower or its Subsidiaries under Hedge Contracts entered into in the ordinary course of business;

          (c) Indebtedness constituting obligations under Hedging Agreements entered into by the Borrower in the ordinary course of business; and

          (d) additional Indebtedness, so long as Total Debt at no time exceeds the greater of an amount at any time equal to Consolidated Tangible Net Worth at the end of the most recent fiscal quarter for which financial statements have been delivered prior to such time multiplied by seven and
     (2) the sum of: (i) 100% of Cash at such time, (ii) 98% of the amount of Mortgage Loans Held For Sale at such time, (iii) 90% of Mortgage Loans Held for Investment at such time, (iv) 98% of the amount of Receivables for Mortgage Loans shipped (including Mortgage Loans and Mortgage-Backed Securities subject to a Lien under a repurchase agreement but excluding all other Mortgage Loans and Mortgage-Backed Securities which are excluded from Eligible Mortgage Assets) at such time, (v) 90% of Early Pool Buyout Advances and Accounts Receivable at such time, (vi) 50% of Property and Equipment at such time, (vii) 80% of Mortgage Servicing Rights at such time, and (viii) 50% of Other Assets (including servicing hedge investments and excluding intangible assets) at such time.

          6.3. LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business or that are being contested in good faith by appropriate proceedings; PROVIDED, that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in accordance with GAAP;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens of landlords, arising solely by operation of law and which are not avoidable as a matter of law, on fixtures and moveable property located on premises leased in the ordinary course of business; PROVIDED, that the rental payments secured thereby are not yet due;

          (g) Liens (not otherwise permitted hereunder) which secure obligations incidental to repurchase contracts ordinary in the mortgage banking businesses of the Borrower and its Subsidiaries;

          (h) Liens (not otherwise permitted hereunder) which secure obligations (as to the Borrower and all Subsidiaries) incidental to forward delivery contracts ordinary in the mortgage banking businesses of the Borrower and its Subsidiaries;

          (i) Liens securing Hedging Agreements;

          (j) Liens in existence on the Closing Date described on Schedule 6.3;

          (k) Liens securing Indebtedness (including Capital Lease Obligations) of the Borrower or any of its Subsidiaries not in excess of $10,000,000 in aggregate principal amount at any time outstanding incurred to finance the acquisition of fixed or capital assets; PROVIDED, that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (l) Liens not otherwise permitted by this Section so long as neither
     (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $15,000,000 at any one time; and

          (m) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; PROVIDED, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured immediately prior to the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property subject to the Lien so extended, renewed or replaced (plus improvements on such property).

          6.4. FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (PROVIDED, that the Borrower shall be the continuing or surviving corporation); and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower;

          (c) the Borrower may dissolve any Subsidiary that is inactive and holds minimal assets and the continued existence of which is of no value to the Borrower or the interests of the Lenders; and

          (d) the Borrower may be consolidated with or merged with any corporation so long as (i) in any such merger or consolidation the Borrower shall be the surviving or resulting corporation, (ii) at the time of and immediately after the effectiveness of such merger or consolidation there shall not have occurred or be continuing a Default or an Event of Default, nor would a Default or an Event of Default result therefrom, and (iii) the aggregate consideration, if any, paid by the Borrower and its Subsidiaries in connection therewith, when aggregated with all such other consideration paid after the Closing Date under this clause (d), does not exceed $100,000,000.

          6.5. LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, other than in the ordinary course of business, if the aggregate fair market value of such Dispositions from the Closing Date to the time thereof after giving effect thereto would exceed $25,000,000, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any Wholly Owned Subsidiary, except as permitted by SECTION 6.4(b).

          6.6. RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary of the Borrower (collectively, "RESTRICTED PAYMENTS"), except that so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends on its common stock.

          6.7. LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or any assets constituting a business unit of, or make any other investment in, any Person, except:

          (a) investments made in the ordinary course of the Borrower's business, including investments in Mortgage Loans, Mortgage-Backed Securities, mortgage servicing rights and Hedge Contracts;

          (b) investments in Cash Equivalents;

          (c) loans and advances to employees of the Borrower and its Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding;

          (d) loans permitted under SECTION 6.2(c); and

          (e) additional investments in Persons other than the Borrower or any Subsidiary of the Borrower, in an aggregate amount not to exceed $100,000,000 at any time outstanding.

          6.8. TRANSACTIONS WITH AFFILIATES. Except for the agreements listed on
Schedule 6.8, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

          6.9. CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than the last day of September.

          6.10. LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary of the Borrower, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                          SECTION 7. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

          (b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of SECTION 5.4(a), SECTION 5.7(a) or SECTION 6; or

          (d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and any such default described in this paragraph (d) shall continue unremedied for a period of 30 days; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Hedge Termination Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Hedge Termination Obligation was created; or
     (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Hedge Termination Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary of such Indebtedness or Hedge Termination Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Hedge Termination Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Hedge Termination Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $25,000,000; or

          (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that
     (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the

     Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) National Australia Bank Limited shall cease to own, directly or indirectly, 75% of the Capital Stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 8. THE AGENTS

     8.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

     8.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

     8.3. EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

     8.4. RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telephone, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

     8.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); PROVIDED, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     8.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     8.7. INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

     8.8. AGENT IN ITS INDIVIDUAL CAPACITY. Each entity which is an Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any of its affiliates as though such entity were not an Agent. With respect to its Loans made or renewed by it, each entity which is an Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each entity which is an Agent in its individual capacity.

     8.9. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by the Required Lenders. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under SECTION 7(a) or SECTION 7(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following an Administrative Agent's notice of resignation or its removal, the Administrative Agent's resignation or removal shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any Administrative Agent's resignation or removal as Administrative Agent, the provisions of this SECTION 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

     8.10. OTHER AGENTS. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent other than the Administrative Agent shall have any duties or responsibilities hereunder or under any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any such Agent.

                            SECTION 9. MISCELLANEOUS

     9.1. AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this SECTION 9.1. The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (i) eliminate or reduce any voting rights under this SECTION 9.1, forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the consent of all Lenders; (iii) amend, modify or waive any provision of
SECTION 8 without the consent of the Administrative Agent, or (iv) amend, modify or waive any provision of SECTION 2.3 or 2.4 without the consent of the Swingline Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     9.2. NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower:                          HomeSide Lending, Inc.
                                            7301 Baymeadows Way
                                            Jacksonville, FL  32256
                                            Attention: W. Blake Wilson
                                            Telecopy: 904-281-7968;

     The Administrative Agent:              The Chase Manhattan Bank
                                            270 Park Avenue
                                            New York, NY  10017
                                            Attention: Lisa Schwabe
                                            Telecopy: 212-270-1511;

     with a copy to:                        Chase Loan and Agency Services Group
                                            One Chase Manhattan Plaza, 8th Floor
                                            New York, NY  10081
                                            Attention: Laura Rebecca
                                            Telecopy: 212-552-7253;

PROVIDED, that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

     9.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

     9.5. PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay and indemnify and hold harmless each Lender and the Administrative Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay and indemnify and hold harmless each Lender and each Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "INDEMNITEE") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities result from the gross negligence or willful misconduct of such Indemnitee. The agreements in this SECTION 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

     9.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents.

In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; PROVIDED, that in the case of SECTION 2.16, such Participant shall have complied with the requirements of said Section and; PROVIDED FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law, at any time and from time to time assign to any Lender, any affiliate of any Lender or any Approved Fund or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed) to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED, that no such assignment to an Assignee (other than any Lender, any affiliate of any Lender or any Approved Fund) shall be in an aggregate principal amount of less than $10,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent and; PROVIDED FURTHER, that each Lender must retain a Commitment of not less than $10,000,000 (if it retains any Commitment) after giving effect to any assignment. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its related Approved Funds, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this SECTION 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to SECTION 7(f) shall have occurred and be continuing with respect to the Borrower.

     (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in SECTION 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

     (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by SECTION 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, so long as such Transferee is informed of the confidentiality provisions of SECTION 9.14 and agrees that by its acceptance of such information it shall be deemed to be bound thereby.

     (g) Anything herein to the contrary notwithstanding, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle that is managed or administered by such Granting Lender (an "SPC"), identified as such in writing from time to time by such Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender otherwise would be obligated to make to the Borrower pursuant to SECTION 2.1 and, in such event, such SPC shall have all rights and benefits of a Lender to the extent of the Loan so provided by it; PROVIDED, that (i) nothing herein shall constitute a commitment or an assignment or assumption of any portion of such Granting Lender's Commitment to or by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option to make a Loan or otherwise fails to provide all or any part thereof, such Granting Lender shall remain obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall be deemed to constitute a utilization of the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this SECTION 9.6, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender and (ii) disclose (subject to an agreement by the recipient to maintain the confidentiality thereof consistent with the requirements of SECTION 9.6(f)) any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this SECTION 9.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

     9.7. ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "BENEFITTED LENDER") shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in SECTION 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming past due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender; PROVIDED, that the failure to give such notice shall not affect the validity of such setoff and application.

     9.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          9.9. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

          9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          9.12. SUBMISSION TO JURISDICTION; WAIVERS. Each party to this Agreement hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in SECTION 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          9.13. ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.14. CONFIDENTIALITY. Each of the Agents and each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; PROVIDED, that nothing herein shall prevent any Agent or any Lender from disclosing any such information, in each case in clause (a), (b) and (c) below only to the extent necessary or required to persons having responsibility for matters related to this Credit Agreement on a "need to know" basis (a) to any Agent, any other Lender, any affiliate of any Lender or any Approved Fund, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding to which such Lender is a party, (g) that has been publicly disclosed not as a result of violation of this SECTION 9.14, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          9.15. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.


    [Remainder of the page left blank intentionally; Signature pages to follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        HOMESIDE LENDING, INC.


                                        By: /s/
                                            ------------------------------------
                                            Name: James L. Krakau
                                            Title: Senior Vice President

                                        THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: Elisabeth H. Schwabe
                                            Title: Managing Director

                                        BANK OF AMERICA N.A., as a Syndication
                                          Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: Robert J. McCollum
                                            Title: Principal

                                        DEUTSCHE BANK AG, NEW YORK BRANCH, as a
                                          Syndication Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: Gayma Z. Shivnarain
                                            Title:


                                        By: /s/
                                            ------------------------------------
                                            Name: Alan Krouk
                                            Title: Vice President

                                        BANK ONE, NA
                                        (Main Office Chicago),
                                        as a Managing Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: Kathryn L. Johnson
                                            Title: S.V.P.

                                        CITIBANK, N.A.,
                                        as a Managing Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: David O. Caspar
                                            Title: GRB - European Banks Group

                                        FIRST UNION NATIONAL BANK,
                                        as a Managing Agent and as a Lender


                                        By: /s/
                                            ------------------------------------
                                            Name: Peter G. Perna
                                            Title: Director

                                        THE BANK OF NEW YORK,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Robert W. Pierson
                                            Title: Vice President

                                        BARCLAY BANK PNC,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: A. McGuigan
                                            Title: Associate Director

                                        BNP PARIBAS,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: William Shaheen
                                            Title: Director

                                            /s/ French P. Blue
                                                   V.P.

                                        LLOYDS TSB BANK PLC,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Michael J. Gilligan
                                            Title: Director, Financial
                                                   Institutions, U.S.A.

                                        By: /s/
                                            ------------------------------------
                                            Name: Ian Dimmock
                                            Title: Vice President, Acquisition
                                                   Finance

                                        MELLON BANK, N.A.
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: David B. Wirl
                                            Title: Assistant Vice President

                                        UBS AG, STAMFORD BRANCH,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Dorothy L. McKinley
                                            Title: Director, Banking Products
                                                   Services, USA

                                            /s/ Thomas R. Salzano
                                                Director, Banking Products
                                                Services, US

                                        WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                        as a Co-Agent and as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Kenneth R. Crespo
                                            Title: Associate Director

                                        By: /s/
                                            ------------------------------------
                                            Name: Terence R. Law
                                            Title: Director

                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Maria H. Dell'Aquila
                                            Title: Vice President

                                        CREDIT LYONNAIS, NEW YORK BRANCH,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Patrick Hildreth
                                            Title: Vice President

                                        CREDIT SUISSE FIRST BOSTON,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Jay Chall
                                            Title: Director

                                        By: /s/
                                            ------------------------------------
                                            Name: James H. Lee
                                            Title: Assistant Vice President

                                        BANCA MONTE DEI PASCHI DI SIENA SPA,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Giulio Natalicchi
                                            Title: Senior Vice President &
                                                   General Manager

                                        By: /s/
                                            ------------------------------------
                                            Name: Brian R. Landy
                                            Title: Vice President

                                        FLEET NATIONAL BANK,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Paul Chmielinski
                                            Title: Director

                                        LEHMAN COMMERCIAL PAPER INC.
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Neil Leonard
                                            Title:

                                        SUNTRUST BANK, CENTRAL FLORIDA, N.A.
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: Michael A. Green
                                            Title:

                                        FIRST TRUST SAVINGS BANK,
                                        as a Lender,


                                        By: /s/
                                            ------------------------------------
                                            Name: John Hollingsworth
                                            Title: Vice President

                                                                    SCHEDULE 1.1

                               LENDER NAMES, ADDRESSES AND COMMITMENTS

-----------------------------------------------------------------------------------------------
Name/Address                                                 Revolving          Swingline
                                                             Commitment         Commitment

-----------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                     $130,000,000       $75,000,000
270 Park Avenue
New York, NY 10017
Attn:  Lisa Schwabe
Fax:  212-270-0412

-----------------------------------------------------------------------------------------------
Bank of America, N.A.                                        $130,000,000       $75,000,000
Mortgage Banking Finance
5 Park Place, Suite 1260
Irvine, CA 92614
Attn:  Robert J. McCollom
Fax:  949-250-1324

-----------------------------------------------------------------------------------------------
Deutsche Bank AG, New York Branch                            $130,000,000       $75,000,000
31 West 52nd Street
New York, NY 10018
Attn:  Gayma Shivnarain
Fax:  212-469-8108

-----------------------------------------------------------------------------------------------
BankOne, N.A. (Main Office Chicago)                          $92,000,000        $75,000,000
1717 Main Street, 4th Floor
Dallas, TX 75201
Attn:  Mark Freeman]
Fax:  214-290-2054

-----------------------------------------------------------------------------------------------
Citibank, N.A.                                               $92,000,000
399 Park Avenue, 4th Floor
New York, NY 10043
Attn:  Rosanna Valenzuela
Fax:  212-793-2933

-----------------------------------------------------------------------------------------------
First Union National Bank                                    $92,000,000
One First Union Center TW-9
Charlotte, NC 28288-0745
Attn:  Peter G. Perna
Fax:  704-383-8121

-----------------------------------------------------------------------------------------------
The Bank of New York                                         $81,000,000
One Wall Street, 17th Floor
New York, NY 10286
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Attn:  Robert Pierson
Fax:  212-635-6468

-----------------------------------------------------------------------------------------------
BNP Paribas                                                  $81,000,000
787 7th Avenue
New York, NY 10019
Attn:  William Shaheen
Fax:  212-841-3696

-----------------------------------------------------------------------------------------------
Lloyds TSB Bank plc                                          $81,000,000
575 5th Avenue, 17th Floor
New York, NY 10017
Attn:  Michael Gilligan
Fax:  212-930-5098

-----------------------------------------------------------------------------------------------
Barclays Bank PNC                                            $81,000,000
222 Broadway, 8th Floor
New York, NY 10038
Attn:  Rich Herder
Fax:  212-412-5610

-----------------------------------------------------------------------------------------------
Mellon Bank, N.A.                                            $81,000,000
One Mellon Bank Center, Room 4425
Pittsburgh, PA 15258-0001
Attn:  John Jehling
Fax:  212-412-5610

-----------------------------------------------------------------------------------------------
UBS AG, Stamford Branch                                      $81,000,000
677 Washington Blvd
Stamford CT 06901
Attn:  Greg Raue
Fax:  213-719-3898

-----------------------------------------------------------------------------------------------
Westdeutsche Landesbank Girozentrale                         $81,000,000
1211 Sixth Avenue, 24th Floor
New York, NY 10036
Attn: Kenneth R. Crespo
Fax:  212-852-6148

-----------------------------------------------------------------------------------------------
Morgan Guaranty Trust Company of New York                    $45,000,000
60 Wall Street
New York, NY 10260
Attn:  Neal Elkin
Fax:  212-648-5358

-----------------------------------------------------------------------------------------------
Credit Lyonnais, New York Branch                             $45,000,000
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
1301 Avenue of the Americas
New York, NY 10019
Attn:  W.J. Buckley
Fax:  212-261-3401

-----------------------------------------------------------------------------------------------
Credit Suisse First Boston                                   $45,000,000
11 Madison Avenue
New York, NY 10010-3692
Attn:  Jay Chall
Fax:  212-325-8320

-----------------------------------------------------------------------------------------------
Fleet National Bank                                          $45,000,000
100 Federal Street, Mail Stop 01-32-04
P.O. Box 2016
Boston, MA 02106-2016
Attn:  Paul Chmielinski
Fax:  617-434-1096

-----------------------------------------------------------------------------------------------
Lehman Commercial Paper Inc.                                 $25,000,000
3 World Financial Center
New York, NY 10285
Attn:  Rick Schneer
Fax:  212-526-7008

-----------------------------------------------------------------------------------------------
Banca Monte Dei Paschi di Siena, SpA                         $25,000,000
55 East 59th Street, 9th Floor
New York, NY 10022-1112
Attn: Nick Kanaris
Fax:  212-891-3661

-----------------------------------------------------------------------------------------------
SunTrust Bank, Central Florida, N.A.                         $25,000,000
200 So. Orange Avenue, 6th Floor
Orlando, FL 32801
Attn:  Scott Keith
Fax:  904-632-2874

-----------------------------------------------------------------------------------------------
First Trust Savings Bank                                     $12,000,000
15 East Ridge Pike, 2nd Floor
Conshohoken, P.A. 19111
Attn:  John Hollingsworth
Fax:  610-238-5066

-----------------------------------------------------------------------------------------------

                                                                       EXHIBIT A

                           FORM OF CLOSING CERTIFICATE


     Pursuant to SECTION 4.1(d) of the Credit Agreement, dated as of October 16, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined), among HomeSide Lending, Inc., as Borrower, the Lenders parties thereto, Bank of America, N.A., Deutsche Bank AG, New York Branch and National Australia Bank Limited, as Syndication Agents, and The Chase Manhattan Bank, as Administrative Agent, the undersigned, as [title of Responsible Officer] of [Name of Loan Party] (the "Loan Party"), hereby certifies that:

     1. Attached hereto as Annex I is a true and complete copy of the [resolutions] [unanimous written consent] duly adopted by the Board of Directors of the Loan Party effective as of [date] authorizing the execution, delivery and performance of the transactions contemplated under the Credit Agreement; such [resolutions] [unanimous written consent] have [has] not in any way been amended, modified, revoked or rescinded and [have] [has] been in full force and effect since [their] [its] adoption to and including the date hereof and [are] [is] now in full force and effect; and such [resolutions] [unanimous written consent] [are] [is] the only corporate [proceedings] [proceeding] of the Loan Party now in force relating to or affecting the matters referred to therein;

     2. Attached hereto as Annex II is a true and complete copy of the By-laws of the Loan Party as in full force and effect as of the date hereof; and such By-laws have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption;

     3. Attached hereto as Annex III is a true and complete copy of the [Certificate] [Articles] of Incorporation of the Loan Party as in full force and effect as of the date hereof;

     4. Immediately prior to and immediately after the making of the Loans requested to be made on the date hereof and the application of the proceeds thereof, no Default or Event of Default will have occurred and be continuing;

     5. The representations and warranties of the Loan Party set forth in any Loan Document to which it is a party or which are contained in any certificate, document or financial or other statement furnished pursuant to the Credit Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof;

     6. The following persons are the duly elected and qualified officers of the Loan Party holding the offices indicated next to their respective names below as of the date hereof; the signatures appearing opposite their respective names below are the true and genuine signatures of such officers; and each of such officers is an authorized signatory of the Loan Party and is duly authorized to execute and deliver on behalf of the Loan Party any and all notes, notices, documents, statements and papers under and relating to the Loan Documents to which it is a party, including, without limitation, promissory notes, certificates and other agreements, and otherwise to act as an authorized signatory of the Loan Party under the Loan Documents to which it is a party and all other documents to be executed in connection therewith for all purposes:


Name                                 Office                            Signature
----                                 ------                            ---------

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal of the Loan Party.

                                             -----------------------------------
                                                          Secretary


Dated: October [__], 2000                    Corporate Seal:


     I, _____________________, [Title of Responsible Officer] of the Loan Party, hereby certify that _____________, whose genuine signature appears above, is, as of the date hereof, the duly elected, qualified and acting Secretary of the Loan Party.


                                             -----------------------------------
                                             [Title of Responsible Officer]

                                                                       EXHIBIT B

                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of October 16, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOMESIDE LENDING, INC., a Florida corporation, as Borrower (the "Borrower"), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively, the "Lenders"), Bank of America, N.A., Deutsche Bank AG, New York Branch and National Australia Bank Limited, as Syndication Agents, Chase Securities, Inc., as lead arranger and book manager (in such capacity, the "Arranger"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement in a principal amount for the Assigned Interest as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Interest and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest under the Credit Agreement requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in or delivered pursuant to SECTION 3.1 or 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to SECTION 2.16(d) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have (in addition to such rights and obligations theretofore held by it) the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (except under SECTIONS 2.15, 2.16, 5.8(c) and 9.5 of the Credit Agreement for the period prior to the Effective Date).

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                  -------------------------

Name of Assignee:
                  -------------------------

Effective Date of Assignment:
                              --------------------

                         Principal
                         Amount Assigned               Commitment Percentage Assigned(1)
                         ---------------               ---------------------------------
                           $___________                        __.________%

[Name of Assignee]                           [Name of Assignee]

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:


[Consented to and] Accepted:                 Consented To:

THE CHASE MANHATTAN BANK, as                 HOMSIDE LENDING, INC.(2)
Administrative Agent

By:                                          By:
    -------------------------------              -------------------------------
Title:                                       Title:


-----------------------

(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

(2) The Borrower's consent may not be required. Section 9.6 of the Credit Agreement provides that the consent of the Borrower is required unless the assignee already is a Lender under the Credit Agreement or is an affiliate of a Lender or an Approved Fund or there is a Section 7(f) Event Default.

                                                                     EXHIBIT D-1

                                 REVOLVING NOTE


$_______                                                      New York, New York
                                                              _________ __, 200_

     FOR VALUE RECEIVED, the undersigned, HOMESIDE LENDING, INC., a Florida corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of __________ (the "LENDER") at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Maturity Date the principal amount of (a) _______ DOLLARS ($___), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to SECTION 2.1 of the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in SECTION 2.11 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedule annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Revolving Loan.

     This Note (a) is one of the Notes referred to in the Credit Agreement dated as of October [__], 2000 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, [Insert Names and Titles of Other Agents], Chase Securities, Inc., as Arranger, and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement.

     Upon the occurrence of anyone or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             HOMESIDE LENDING, INC.


                                             By:
                                                 -------------------------------
                                             Title:

                                                                      Schedule A
                                                               TO REVOLVING NOTE

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS


------------------------------------------------------------------------------------------------------------------------------------
                               Amount                                   Amount of ABR Loans           Unpaid
                            Converted to  Amount of Principal of ABR  Converted to Eurodollar  Principal Balance of    Notation Made
 Date  Amount of ABR Loans   ABR Loans          Loans Repaid                  Loans                  ABR Loans              By
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

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

                                                                      Schedule B
                                                               to Revolving Note

      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


------------------------------------------------------------------------------------------------------------------------------------
 Date  Amount of        Amount       Interest Period and   Amount of Principal of  Amount of Eurodollar  Unpaid Principal
       Eurodollar    Converted to    Eurodollar Rate with     Eurodollar Loans      Loans Converted to       Balance of     Notation
         Loans     Eurodollar Loans    Respect Thereto             Repaid                 ABR Loans      Eurodollar Loans   Made by
------------------------------------------------------------------------------------------------------------------------------------

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

                                                                     EXHIBIT D-2

                                     FORM OF
                              COMPETITIVE LOAN NOTE


$_______                                                      New York, New York
                                                              _________ __, 200_

     FOR VALUE RECEIVED, the undersigned, HOMESIDE LENDING, INC., a Florida corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _________________ (the "Lender") at the office of The Chase Manhattan Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _____________ _______ DOLLARS ($_____________), or, if less, (b)
the aggregate unpaid principal amount of each Competitive Loan which is made by the Lender to the Borrower pursuant to SECTION 2.7 of the Credit Agreement, as hereinafter defined. The principal amount of each Competitive Loan evidenced hereby shall be payable on the Competitive Loan maturity date therefor set forth on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Competitive Loan evidenced hereby, at the rate per annum set forth in respect of such Competitive Loan on the Grid, calculated on the basis of a year of 360 days and actual days elapsed from the Borrowing Date of such Competitive Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with SECTION 2.11(d) of the Credit Agreement. Interest on each Competitive Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Competitive Loan on the Grid. Competitive Loans evidenced by this Note may not be prepaid.

     The holder of this Note is authorized to endorse on the Grid the Borrowing Date, amount, interest rate, Interest Payment Dates and Competitive Loan maturity date in respect of each Competitive Loan made pursuant to SECTION 2.7 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Competitive Loan.

     This Note is one of the Notes referred to in the Revolving Credit Agreement dated as of October [__], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, [Insert Names and Titles of Other Agents], Chase Securities, Inc., as Arranger, and The Chase Manhattan Bank, as Administrative Agent, and is subject to the provisions of the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             HOMESIDE LENDING, INC.


                                             By
                                                --------------------------------
                                             Title:

                          SCHEDULE OF COMPETITIVE LOANS
                          ____________________, Lender
                        HomeSide Lending, Inc., Borrower
                    Credit Agreement dated October [__], 2000


====================================================================================================================================
Borrowing Date of      Amount of                         Competitive Loan    Competitive Loan
Competitive Loan    Competitive Loan   Interest Rate  Interest Payment Date   Maturity Date        Payment Date     Authorization
------------------------------------------------------------------------------------------------------------------------------------

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====================================================================================================================================

                                                                     EXHIBIT D-3

                                     FORM OF
                               SWINGLINE LOAN NOTE


$_______                                                      New York, New York
                                                              _________ __, 200_


     FOR VALUE RECEIVED, the undersigned, HOMESIDE LENDING, INC., a Florida corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Swingline Lender") at the office of The Chase Manhattan Bank located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of (a) _____________ _______ DOLLARS ($_____________), or, if
less, (b) the aggregate unpaid principal amount of each Swingline Loan which is made by the Swingline Lender to the Borrower pursuant to SECTION 2.3 of the Credit Agreement, as hereinafter defined. The principal amount of each Swingline Loan evidenced hereby shall be payable as provided in the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of each Swingline Loan evidenced hereby, at the rate per annum set forth in respect of such Swingline Loan on the schedule attached hereto and made a part hereof or on a continuation of such schedule which shall be attached hereto and made a part hereof (the "Grid"), calculated on the basis of a year of 360 days and actual days elapsed from the Borrowing Date of such Swingline Loan until the due date thereof (whether at the stated maturity, by acceleration or otherwise) and thereafter at the rates determined in accordance with SECTION 2.11(d) of the Credit Agreement. Interest on each Swingline Loan evidenced hereby shall be payable on the date or dates set forth in respect of such Swingline Loan on the Grid.

     The holder of this Note is authorized to endorse on the Grid the Borrowing Date, amount, interest rate, Interest Payment Dates and maturity date in respect of each Swingline Loan made pursuant to SECTION 2.3 of the Credit Agreement and each payment of principal with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Swingline Loan.

     This Note is one of the Notes referred to in the Revolving Credit Agreement dated as of October [__], 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks and financial institutions or entities from time to time parties thereto, [Insert Names and Titles of Other Agents], Chase Securities, Inc., as Arranger, and The Chase Manhattan Bank, as Administrative Agent, and is subject to the provisions of the Credit Agreement.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                             HOMESIDE LENDING, INC.


                                             By
                                                --------------------------------
                                             Title:

                           SCHEDULE OF SWINGLINE LOANS
                            _________________, Lender
                        HomeSide Lending, Inc., Borrower
                    Credit Agreement dated October [__], 2000


====================================================================================================================================
 Borrowing Date of      Amount of                        Swingline Loan        Swingline Loan
  Swingline Loan     Swingline Loan   Interest Rate   Interest Payment Date    Maturity Date       Payment Date      Authorization
------------------------------------------------------------------------------------------------------------------------------------

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====================================================================================================================================

                                                                       EXHIBIT E

                          FORM OF EXEMPTION CERTIFICATE


     Reference is made to the Credit Agreement, dated as of October 16, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among HOMESIDE LENDING, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Bank of America, N.A., Deutsche Bank AG, New York Branch and National Australia Bank Limited, as Syndication Agents, CHASE SECURITIES, INC., as lead arranger and book manager ( in such capacity, the "Arranger") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. ______________________ (the "Non-U.S. Lender") is providing this certificate pursuant to SECTION 2.16(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

     1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by the Note(s) in respect of which it is providing this certificate.

     2. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

     (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

     (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

     3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

     4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                             [NAME OF NON-U.S. LENDER]


                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:
Date:  ____________________

                                                                       EXHIBIT F

                     FORM OF COMMITMENT INCREASE SUPPLEMENT

     SUPPLEMENT, dated _________________, to the Credit Agreement, dated as of October 16, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among HOMESIDE LENDING, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), BANK OF AMERICA, N.A., DEUTSCHE BANK AG, NEW YORK BRANCH AND NATIONAL AUSTRALIA BANK LIMITED, as Syndication Agents, CHASE SECURITIES, INC., as lead arranger and book manager (in such capacity, the "Arranger"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").


                                   WITNESSETH:
                                   -----------

     WHEREAS, the Credit Agreement provides in Section 2.20(c) thereof that any Lender with (when applicable) the consent of the Borrower may increase the amount of its Commitment by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

     WHEREAS, the undersigned now desires to increase the amount of its Commitment under the Credit Agreement;

     NOW THEREFORE, the undersigned hereby agrees as follows:

1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrower and the Administrative Agent it shall have its Commitment increased by $______________, thereby making the amount of its Commitment
     $______________.

2. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.


                                             [INSERT NAME OF LENDER]
                                             By________________________________
                                               Title:

Accepted this _____ day of

______________, ____.

HOMESIDE LENDING, INC.

By____________________________
  Title:

Accepted this ____ day of

______________, ____.

THE CHASE MANHATTAN BANK, as Administrative Agent

By____________________________
  Title:

                                                                       EXHIBIT G

                          FORM OF NEW LENDER SUPPLEMENT

     SUPPLEMENT, dated __________ to the Credit Agreement, dated as of October 16, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among HOMESIDE LENDING, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), BANK OF AMERICA, N.A., DEUTSCHE BANK AG, NEW YORK BRANCH AND NATIONAL AUSTRALIA BANK LIMITED, as Syndication Agents, CHASE SECURITIES, INC., as lead arranger and book manager (in such capacity, the "Arranger"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Credit Agreement provides in Section 2.20(b) thereof that any bank, financial institution or other entity, although not originally a party thereto, may become a party to the Credit Agreement with the consent of the Borrower and the Administrative Agent (which consent, in the case of the Administrative Agent, shall not be unreasonably withheld) by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

     WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;

     NOW, THEREFORE, the undersigned hereby agrees as follows:

          1. The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this Supplement is accepted by the Borrower and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Commitment of $__________________.

          2. The undersigned(a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it has made and will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.16 of the Credit Agreement.

          3. The undersigned's address for notices for the purposes of the Credit Agreement is as follows:

                                             ----------------------------

                                             ----------------------------

                                             ----------------------------

          4. Terms defined in the Credit Agreement shall have their defined meanings when used herein.


     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

                                             [INSERT NAME OF LENDER]


                                             By________________________________
                                               Title:


Accepted this _____ day of

______________, ____.

HOMESIDE LENDING, INC.


By____________________________
  Title:

Accepted this ____ day of

______________, ____.

THE CHASE MANHATTAN BANK, as Administrative Agent


By____________________________
  Title: